UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 8, 2010

Date of Report (Date of earliest event reported)

SONUS NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-34115	04-3387074
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

7 TECHNOLOGY PARK DRIVE, WESTFORD, MASSACHUSETTS 01886

(Address of Principal Executive Offices) (Zip Code)

(978) 614-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On February 8, 2010, Sonus Networks, Inc. (the “Company”) issued a press release, which included information relating to its profitability for the year ended December 31, 2009.  A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2010, the Company announced that Guru Pai, Senior Vice President and General Manager, has been appointed Executive Vice President and Chief Operating Officer, effective immediately.  In this newly-created position, Mr. Pai will have responsibility for the Company’s sales, services and product organizations and the Company’s overall go-to-market strategy.

On February 8, 2010, the Company also announced that Wayne Pastore, who has served as Vice President, Finance, Corporate Controller and Chief Accounting Officer of the Company since May 2008, has been appointed to the additional role of Interim Chief Financial Officer, effective immediately.  Mr. Pastore replaces Richard Gaynor, who resigned as Chief Financial Officer of the Company on February 8, 2010 to pursue other business opportunities.

Mr. Pai, age 44, joined Sonus in December 2008 as Senior Vice President and General Manager.  Mr. Pai has over 20 years experience in the telecommunications industry. Mr. Pai joined Sonus from Veveo, Inc. where he was vice president of marketing and business development. Prior to joining Veveo, Inc., Mr. Pai was vice president of the Core Networks division of Motorola, Inc. Mr. Pai joined Motorola, Inc. in April 2003 through its acquisition of Winphoria Networks, Inc., where he was vice president of business development, product management and marketing. Prior to joining Winphoria Networks, Inc., he was a sales vice president at Lucent Technologies for emerging markets. Prior to Lucent Technologies, he held various positions in systems engineering and technical planning for the optical, switching, and wireless divisions of AT&T and AT&T Bell Laboratories. Mr. Pai holds a master’s degree in business administration from the Wharton School of the University of Pennsylvania, a master’s degree in electrical engineering from the New Jersey Institute of Technology, and a bachelor of science degree in electrical engineering from Kamatak University in India.

Mr. Pastore, age 44, has been the Vice President, Finance, Corporate Controller and Chief Accounting Officer of the Company since May 2008, and was the Company’s Director, Business Process Improvement from February 2008 to May 2008.  Prior to joining the Company, from September 2006 to February 2008, Mr. Pastore was Director of Financial Planning and Analysis of Sycamore Networks, Inc., an optical switching company. From December 2003 to September 2006, he was Corporate Controller of Spotfire, Inc., a business analytics software company.  He also was Corporate Controller at eXcelon, Inc., a database software company, from 2000 to 2003.  Mr. Pastore spent thirteen years in public accounting prior to his work in-house.  He has a bachelor of science degree in accounting from the University of Massachusetts/Lowell, and a juris doctor from Suffolk University Law School.

The Company will file an amendment to this Form 8-K to the extent further disclosure is determined to be required under Item 5.02(c)(3) of Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits

99.1

Press release of Sonus Networks, Inc. dated February 8, 2010, announcing the appointment of an Executive Vice President and Chief Operating Officer as well an Interim Chief Financial Officer of Sonus Networks, Inc. and the resignation of its current Chief Financial Officer and providing financial information relating to the year ended December 31, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2010	SONUS NETWORKS, INC.

By:
/s/ Jeffrey M. Snider
Jeffrey M. Snider
Senior Vice President and General Counsel

Exhibit Index

99.1

Press release of Sonus Networks, Inc. dated February 8, 2010, announcing the appointment of an Executive Vice President and Chief Operating Officer as well an Interim Chief Financial Officer of Sonus Networks, Inc. and the resignation of its current Chief Financial Officer and providing financial information relating to the year ended December 31, 2009.